P. O. BOX 717 PITTSBURGH, PA 15230-0717 (412) 787-6700

-- NEWS RELEASE --

CALGON CARBON AND CARLYLE CAPITAL NOT RELATED

Calgon Carbon and Carlyle Capital Not Related

PITTSBURGH, PA -- March 11, 2008 - Calgon Carbon Corporation (NYSE: CCC) said today that there is no relationship between the company and Carlyle Capital Corporation Limited (Carlyle). Carlyle, which trades on the Euronext Amsterdam stock exchange, coincidentally has the same ticker symbol as Calgon Carbon.

Calgon Carbon Corporation, headquartered in Pittsburgh, Pennsylvania, is a global leader in services and solutions for making water and air safer and cleaner.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document contains certain statements that are forward-looking relative to the company's future strategy and performance. They involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to be materially different from any future performance.

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For more information, contact Gail Gerono at 412 787-6795.